Exhibit 99.1

Insulet Reports Fourth Quarter 2018 Revenue of $164.9 Million, Up 26% Year-Over-Year, and Full Year 2018 Revenue of $563.8 Million, Up 22%

ACTON, Mass.--(BUSINESS WIRE)--February 25, 2019--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months and full year ended December 31, 2018.

Fourth Quarter Financial Highlights:

  Fourth quarter 2018 revenue of $164.9 million, up 26% compared to $130.5 million in the prior year, exceeds guidance of $159 to $164 million
    U.S. Omnipod revenue of $93.2 million, an increase of 22%
    International Omnipod revenue of $55.0 million, an increase of 54%
    Drug Delivery revenue of $16.7 million, a decrease of 8%
  Gross margin of 66.9%, up 600 basis points
  Operating income of $16.2 million compared to an operating loss of $0.8 million in the prior year
  Net income of $9.9 million, $0.16 per diluted share, compared to a net loss of $6.9 million, $(0.12) per share

Full Year Financial Highlights:

  Full Year 2018 revenue of $563.8 million, up 22% compared to $463.8 million in the prior year, exceeds guidance of $558 to $563 million
    U.S. Omnipod revenue of $323.5 million, an increase of 19%
    International Omnipod revenue of $172.0 million, an increase of 43%
    Drug Delivery revenue of $68.3 million, a decrease of 5%
  Gross margin of 65.7%, up 590 basis points
  Operating income of $27.4 million compared to an operating loss of $7.4 million
  Net income of $3.3 million, $0.05 per diluted share, compared to a net loss of $26.8 million, $(0.46) per share

Recent Strategic Highlights:

  Achieved full year positive operating income and net income for the first time in Insulet's history
  Executed limited commercial release for Omnipod DASHTM, including securing extensive coverage through the pharmacy channel ahead of full commercial release
  Omnipod DASH became the only DTSec and ISO 27001 certified insulin pump for cyber and information security and safety
  Omnipod HorizonTM with personal smartphone control granted designation in the FDA's breakthrough device program
  Substantially completed construction of new Company headquarters and manufacturing facility in Massachusetts

"Insulet had a remarkable 2018, achieving our third consecutive year of over 20% revenue growth, significantly improving gross margin, and achieving profitability for the first year in the Company's history," said Shacey Petrovic, President and Chief Executive Officer. "Our fourth quarter and full year results were driven by strong commercial and operational execution and gives us great momentum, ensuring more people with diabetes can benefit from our life-changing technology."

Ms. Petrovic continued, "Insulet has multiple value creation catalysts ahead and we are well on our way to achieving our 2021 financial targets of $1 billion in revenue, 70% gross margin and mid-teens operating margin. We have ambitious plans for Insulet and we are confident we will continue our strong growth trajectory and create value for shareholders."

2019 Outlook:

  For the year ending December 31, 2019, the Company expects revenue in the range of $662 to $687 million, compared to 2018 revenue of $563.8 million, representing growth of approximately 17% to 22%
    U.S. Omnipod revenue of $373 to $383 million, an increase of 15% to 18%
    International Omnipod revenue of $235 to $244 million, an increase of 37% to 42%
    Drug Delivery revenue of $54 to $60 million, a decrease of 12% to 21%
  For the quarter ending March 31, 2019, the Company expects revenue in the range of $152 to $156 million, compared to first quarter 2018 revenue of $123.6 million, representing growth of approximately 23% to 27%
    U.S. Omnipod revenue of $82 to $84 million, an increase of 17% to 19%
    International Omnipod revenue of $56 to $57 million, an increase of 46% to 50%
    Drug Delivery revenue of $14 to $15 million, comparable to the prior year quarter

Future results may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 25, 2019 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company's website at http://investors.insulet.com, "Events and Presentations", and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 7262247.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: www.insulet.com and www.myomnipod.com.

Forward-Looking Statement:

The 2018 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-K for the year ended December 31, 2018. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product platform, the Omnipod System; risks associated with the Company’s ability to design, develop, manufacture and commercialize future products; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet’s inability to effectively operate the Company's business in Europe following the expiration of its distribution agreement with its European distributor on June 30, 2018; regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the timing and terms of the separation of the United Kingdom from the European Union (Brexit); Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; potential adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; potential changes to or termination of Insulet's license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System's current or future features; challenges to the future development of our non-insulin drug delivery business; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations; the potential violation of international, federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information or other protected personal information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of substantially all of Insulet's manufacturing operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 22, 2018 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
(Unaudited) (In thousands, except per share data)
Revenue	$164,907	$130,524	$563,823	$463,768
Cost of revenue	54,595	51,016	193,655	186,599
Gross profit	110,312	79,508	370,168	277,169
Operating expenses:
Research and development	28,514	18,782	88,606	74,452
Sales and marketing	39,661	35,329	142,321	121,617
General and administrative	25,904	26,165	111,818	88,487
Total operating expenses	94,079	80,276	342,745	284,556
Operating income (loss)	16,233	(768)	27,423	(7,387)
Interest expense and other, net	(5,345)	(6,153)	(22,197)	(19,187)
Income (loss) before income taxes	10,888	(6,921)	5,226	(26,574)
Income tax expense (benefit)	995	(61)	1,934	257
Net income (loss)	$9,893	$(6,860)	$3,292	$(26,831)
Net income (loss) per share:
Basic	$0.17	$(0.12)	$0.06	$(0.46)
Diluted	$0.16	$(0.12)	$0.05	$(0.46)
Basic weighted-average number of shares outstanding	59,097	58,236	58,860	58,003
Diluted weighted-average number of shares outstanding	61,077	58,236	61,008	58,003

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands)	December 31, 2018	December 31, 2017
ASSETS
Cash, cash equivalents and short-term investments	$288,946	$440,056
Accounts receivable and unbilled receivable	76,672	53,373
Inventories	71,414	33,793
Prepaid expenses and other current assets	24,254	9,949
Total current assets	461,286	537,171
Long-term investments	140,784	125,549
Property and equipment, net	258,379	107,864
Goodwill and intangible assets, net	50,029	44,191
Other assets	18,266	1,969
Total assets	$928,744	$816,744
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$25,500	$24,413
Accrued expenses and other current liabilities	90,157	61,612
Total current liabilities	115,657	86,025
Convertible debt, net	591,978	566,173
Other long-term liabilities	9,010	6,030
Total liabilities	716,645	658,228
Stockholders’ Equity	212,099	158,516
Total liabilities and stockholders’ equity	$928,744	$816,744

CONTACT:
Investor Relations and Media:
Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717 dgordon@insulet.com